UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway
Edison, New Jersey 08837
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 1, 2014, Majesco Entertainment Company (the “Company”) received a determination from the NASDAQ Listings Qualifications Panel (the “Panel”) advising it that the Panel had determined to grant the Company an extension of time, through June 30, 2014, to evidence compliance with the $1.00 bid price requirement for continued listing on The NASDAQ Stock Market, as set forth in NASDAQ Listing Rule 5550(a)(2).  The Company would satisfy the minimum bid price requirement by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days, but generally no more than twenty consecutive business days, prior to the expiration of the extension period on June 30, 2014. The Company is working to timely evidence compliance with the terms of the Panel’s decision, including through the implementation of a reverse stock split, if necessary; however, there can be no assurance that it will be able to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: April 4, 2014	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer